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                                                                    EXHIBIT 99.1

NEWS RELEASE


MEDIA CONTACT                                 FINANCIAL ANALYST CONTACT
Bill Blanning                                 William J. Ruehle
Sr. Director,                                 Vice President and
Corporate Communications                      Chief Financial Officer
949-450-8700                                  949-450-8700
blanning@broadcom.com                         billr@broadcom.com

INVESTOR RELATIONS CONTACT
Esteban R. Torres
949-585-5663
etorres@broadcom.com


            BROADCOM CORPORATION ADDS R&D CAPABILITY IN INDIA THROUGH
                            ARMEDIA, INC. ACQUISITION


IRVINE, Calif. - June 1, 1999 - Broadcom Corporation (Nasdaq: BRCM), a leading developer of integrated circuits enabling high-speed broadband communications to and throughout the home and business, today announced that it has acquired Armedia, Inc., a developer of advanced semiconductor products in Bangalore, India.

Armedia's team of 38 engineers, with 31 located in Bangalore, will provide Broadcom high quality and experienced engineering talent as well as a base for access to the large and growing cable market in India.

Bangalore has established a reputation as the "Silicon Valley of India" and is home to over 200 high technology companies, with talent available in all aspects of VLSI design, software and systems development.

Broadcom issued 702,000 shares of its Class B Common Stock in exchange for all shares of Armedia Preferred and Common Stock, including shares issuable upon exercise of employee stock options and other rights. The merger transaction was approved by the Boards of Directors of both companies and by Armedia's stockholders. It will be accounted for as a pooling of interests.

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"India is already recognized as a world leader in the production of video content and distribution, which ultimately drives a large potential market for Broadcom's products," said Dr. Henry T. Nicholas III, President and CEO of Broadcom. "Broadcom is the U.S. market leader in broadband communications with our broadband cable and telephone line technology for television set-tops and high-speed modems. The addition of Armedia allows us to grow our research and development capabilities and will at the same time help us become a leading supplier of integrated circuits for broadband communication solutions in the large and rapidly growing Indian market."

Tushar A. Dave, Armedia's President & CEO, said, "Armedia is thrilled to team up with one of the world leaders in broadband communication solutions. We believe recent changes in Indian Government policies allowing cable operators to provide Internet services and, in the future, telephony services, opens up a large potential market for Broadcom's chip products. We expect to be able to bring Broadcom's world-class broadband solutions to the Indian market and to play a key role in facilitating development of India's next-generation communication infrastructure."

Armedia, Inc. is a Delaware corporation with an Indian subsidiary. Armedia's Bangalore employees will comprise the core of Broadcom's new Indian subsidiary, to be known as Broadcom India Pvt. Ltd. Armedia's U.S. employees will join Broadcom's existing Silicon Valley operations in San Jose, Calif.

ABOUT ARMEDIA
Armedia, Inc. is a developer of high performance digital video decoders. Its digital video technology has been licensed to leading electronics companies. Armedia has the capability to develop complete solutions, including integrated circuits, software and system reference designs.

ABOUT BROADCOM
Broadcom Corporation is a leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, data and video content to and throughout the home and within the business enterprise. Using proprietary technologies and

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advanced design methodologies, the Company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed office networks, home networking, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber line (xDSL). Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "may," "will" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of Armedia, Inc. include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through production readiness, integration issues, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; intellectual property disputes; risks and uncertainties associated with international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; business disruptions, claims, expenses and other difficulties resulting from "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.


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Broadcom(R), Armedia(TM) and the pulse logo are trademarks of Broadcom
Corporation and/or its subsidiaries.